Exhibit 10.1

INDEPENDENT CONTRACTOR AGREEMENT

This Agreement is entered into as of the 30th day of April, 2007, between Metro One Telecommunications (“the Company”) and DUANE FROMHART (“the Contractor”).

1.

Independent Contractor. Subject to the terms and conditions of this Agreement, the Company hereby engages the Contractor as an independent contractor to perform the services set forth in Schedule A, and the Contractor hereby accepts such engagement.

2.

Duties, Term, and Compensation. The Contractor’s duties, term of engagement, facilities, compensation and provisions for payment thereof shall be as set forth in Schedule A, which may be amended in writing from time to time, or supplemented with subsequent estimates for services to be rendered by the Contractor and agreed to by the Company, and which collectively are hereby incorporated by reference.

3.

Expenses. During the term of this Agreement, the Contractor shall bill and the Company shall reimburse him for all approved out-of-pocket expenses which are incurred in connection with the performance of the duties hereunder as described in Schedule A Expenses for the time spent by Contractor in traveling to and from Company facilities shall not be reimbursable.

4.

Written Reports. The company may request that project plans, progress reports and a final results report be provided by Contractor on a monthly basis. Any such report shall be in such form and setting forth such information and data as is requested by the Company.

5.

Inventions. Any and all inventions, discoveries, developments and innovations conceived by the Contractor during this engagement relative to the duties under this Agreement shall be the exclusive property of the Company, and the Contractor hereby assigns all right, title, and interest in the same to the Company. Any and all inventions, discoveries, developments and innovations conceived by the Contractor prior to the term of this Agreement and utilized by him in rendering duties to the Company are hereby licensed to the Company for use in its operations and for an infinite duration. This license is non-exclusive, and may be assigned without the Contractor’s prior written approval by the Company to a wholly-owned subsidiary of the Company.

6.

Confidentiality. The Contractor acknowledges that during the engagement s/he will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, records and specifications owned or licensed by the Company and/or used by the Company. Therefore, the Contractor is bound by the terms of the Company’s confidentiality and Proprietary Rights Agreement (Schedule B).

7.

Conflicts of Interest; Non-hire Provision. The Contractor represents that she is free to enter into this Agreement, and that this engagement does not violate the terms of any agreement between the Contractor and any third party. Further, the contractor, in rendering his duties shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which she does not have a proprietary interest. During the term of this agreement, the Contractor shall devote as much of his productive time, energy and abilities to the performance of his duties hereunder as is necessary to perform the required duties in a timely and productive manner. The Contractor is expressly free to perform services for other parties while performing services for the Company. For a period of six months following any termination, the Contractor shall not, directly or indirectly hire, solicit, or encourage to leave the Company’s employment, any employee, consultant, or contractor of the Company or hire any such employee, consultant, or contractor who has left the Company’s employment or contractual engagement within one year of such employment or engagement.

8.

Right to Injunction. The parties hereto acknowledge that the services to be rendered by the Contractor under this Agreement and the rights and privileges granted to the Company under the Agreement are of a special, unique, unusual, and extraordinary character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in any action at law, and the breach by the Contractor of any of the provisions of this Agreement will cause the Company irreparable injury and damage. The Contractor expressly agrees that the Company shall be entitled in injunctive and other equitable relief in the event of, or to prevent, a breach of any provision of this Agreement by the Contractor. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies that the Company may have for damages or otherwise. The various rights and remedies of the Company under this Agreement or otherwise shall be construed to be cumulative, and no one of them shall be exclusive or any other or of any right or remedy allowed by law.

9.	Merger. This Agreement shall be terminated by the merger or consolidation of the Company into or with any other entity or if the Company ceases operations.

10.

Termination. Either party may terminate this Agreement at any time by 15 business days written notice to the Contractor. In addition, if the Contractor is convicted of any crime or offense, fails or refuses to comply with a directive of the Company, is guilty of serious misconduct in connection with performance hereunder, or, materially breaches provisions of this Agreement, the Company at any time may terminate the engagement of the Contractor immediately and without prior written notice to the Contractor.

11.

Independent Contractor. This Agreement shall not render the Contractor an employee, partner, agent of, or joint venture with the Company for any purpose. The Contractor is and will remain an independent contractor in his relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Contractor’s compensation hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

12.	Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

13.	Choice of Law. The laws of the State of Oregon shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

14.

Arbitration. Any controversies arising out of the terms of this Agreement or its interpretation shall be settled in accordance with the rules of the American Arbitration Association, and the judgment upon award may be entered in any court having jurisdiction thereof.

15.	Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

16.	Waiver. Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

17.	Assignment. The Contractor shall not assign any of his rights under this Agreement, or delegate the performance of any of his duties hereunder, without the prior written consent of the Company.

18.

Notices. Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party, if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

If to the Contractor:

Duane Fromhart	2825 SW 123rd Ave. Beaverton, OR 97005

Name	Address	City	State Zip

If to the Company:

Gary E. Henry, CEO, 11200 SW Murray Scholls Place, Beaverton, Oregon 97007

Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

19.	Modification or Amendment. No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

20.

Entire Understanding. This document and any exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety ad are of no further force and effect.

21.

Unenforceability of Provisions. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

/s/ Gary Henry                                 3/28/07                                                                       /s/ Duane Fromhart                3/28/07

Gary E. Henry	Date	Duane Fromhart	Date
Chief Executive Officer	Contractor

SCHEDULE A

DUTIES, TERM, AND COMPENSATION

DUTIES: The Contractor will:

•	Assist with preparation and review of SEC reports, including the Q1 2007 Form 10-Q and 2007 proxy statement
•	Assist with preparation of information as necessary for the board of directors, attorneys, or strategic advisors, as requested.
•	Assist with other duties as determined by the CEO.
•	Assist with cross training of replacement
•	Attend Board, Audit or other meetings as requested

He/She will report directly to GARY HENRY, CEO, and to any other party designated by GARY HENRY in connection with the performance of the duties under this Agreement and shall fulfill any other duties requested by the Company and agreed to by the Contractor.

TERM: This engagement shall commence on May 1, 2007 and will continue in full force and effect through July 31, 2007; or earlier upon termination by either party with 15 days prior notice. The Agreement may only be extended thereafter by mutual agreement, unless terminated earlier by operation of and in accordance with this Agreement.

FACILITIES: During the term of engagement of this Agreement, the Company will provide the Contractor: 1) administrative support through the Portland Corporate Office; 2) use of a lap-top computer; 3) reimbursement for business related cell phone usage; 4) all travel related expenses associated with the pursuit of the duties outlined above. All equipment will be returned at the conclusion of this contract.

COMPENSATION: As full compensation for the services rendered pursuant to this Agreement, the Company shall pay the Contractor the sum of $125.00 per hour for all hours worked (with a minimum of 15 paid hours per week regardless of actual hours worked). Contractor will submit hours worked weekly to the HR department for payment to be paid twice each month on the 1st and 16th for the term of the contract.

/s/ Gary Henry                                 3/28/07                                                                       /s/ Duane Fromhart                3/28/07

Gary E. Henry	Date	Duane Fromhart	Date
Chief Executive Officer	Contractor